SCHEDULE 14C
                  INFORMATION REQUIRED IN INFORMATION STATEMENT

             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934

Check the appropriate box:

[ ] Preliminary Information Statement       [ ] Confidential, for use of the
                                                Commission only
[x] Definitive Information Statement


                              Veridium Corporation
                              --------------------


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[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14c-
      5(g) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Price  per  unit or  other  underlying  value of  transaction  pursuant  to
     Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid:

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4)   Date Filed:

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




                              VERIDIUM CORPORATION
                                 1 Jasper Street
                           Paterson, New Jersey 07522


                              INFORMATION STATEMENT



To the Holders of Our Voting Stock:


     The purpose of this Information Statement is to notify you that the holders of shares representing a majority of the voting power of Veridium Corporation have given their written consent to a resolution adopted by the Board of Directors of Veridium to amend the certificate of incorporation of Veridium so as to increase the authorized capital stock to 255,000,000 shares, consisting of 250,000,000 shares of common stock and 5,000,000 shares of preferred stock. We anticipate that this Information Statement will be mailed on October 5, 2005 to shareholders of record. On or after October 25, 2005, the amendment to the Certificate of Incorporation will be filed with the Delaware Secretary of State and become effective.

     Delaware corporation law permits holders of a majority of the voting power to take shareholder action by written consent. Accordingly, Veridium will not hold a meeting of its shareholders to consider or vote upon the proposed amendment to Veridium's certificate of incorporation.



                       WE ARE NOT ASKING YOU FOR A PROXY.
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.



October 5, 2005                                        KEVIN KREISLER, President

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS
                  --------------------------------------------

     We determined the shareholders of record for purposes of this shareholder action at the close of business on September 19, 2005 (the "Record Date"). The table below lists the authorized voting stock as of the Record Date, the number of shares of each class that were outstanding on the Record Date, and the voting power of each class.

         Security                         Authorized        Outstanding      Voting Power
         --------                         ----------        -----------      ------------
         Common Stock                     50,000,000        46,555,083       46,555,083 (1 vote per share)
         Class A Preferred Stock           1,881,366         1,881,366        9,406,830 (5 votes per share)
         Class B Preferred Stock           1,761,218         1,761,218       44,030,450 (25 votes per share)
         Class C Preferred Stock             750,000           750,000       18,750,000 (25 votes per share)
                                                                            -----------
                                                                            118,742,363

     The following table sets forth information regarding the voting stock beneficially owned (i) by any person who, to our knowledge, owned beneficially more than 5% of any class of voting stock as of September 19, 2005 (ii) by all members of Veridium's Board of Directors, and (iii) by the directors and officers of Veridium as a group.

                                       Amount and Nature of Beneficial Ownership(2)              Percentage
Name and Address                                  Series A        Series B          Series C          of
of Beneficial Owner(1)             Common         Preferred       Preferred         Preferred    Voting Power(3)
-------------------              ---------        ---------       ---------         ---------    ---------------
Kevin Kreisler(4)                 11,660,165       627,122        966,968           750,000        48.6%
James Green                        1,450,000          -           380,000              -            9.2%
Richard Krablin                      150,000          -           115,000              -            2.5%
James Hanrahan                       117,857(5)       -            11,250              -            0.3%
Stephen Lewen                         28,751(5)       -            30,875              -            0.7%

All Officers and Directors
As a Group (5 persons)            13,406,773(5)    627,122      1,504,093           750,000        61.4%

------------------------------------

(1) The address of each shareholder is c/o Veridium Corporation, 1 Jasper Street, Paterson, NJ 07522.

(2)  All  shares  are  owned  of  record  unless  otherwise  indicated.

(3) In determining the percentage of voting power owned by an individual, presently exercisable options held by the individual are deemed to have been exercised.

(4) All shares listed for Kevin Kreisler are owned of record by GreenShift Corporation, of which Mr. Kreisler is Chairman and majority shareholder.

(5) Includes presently exercisable options to purchase common stock: James Hanrahan - 42,857 shares; Stephen Lewen - 28,571 shares.

                  AMENDMENT OF THE CERTIFICATE OF INCORPORATION
                     TO INCREASE THE AUTHORIZED COMMON STOCK
                     ---------------------------------------

     On August 23, 2005, Veridium's Board of Directors approved an amendment to Veridium's Certificate of Incorporation. On September 19, 2005, the holders of a majority of the voting power of the outstanding voting stock gave their written consent to the amendment. The amendment will be filed and become effective approximately twenty days after this Information Statement is mailed to the shareholders.

     The effect of the amendment will be to increase the number of authorized shares of common stock, $.001 par value, from 50,000,000 to 250,000,000.

     The Board of Directors and the majority shareholders have approved the increase in authorized common stock in order to provide Veridium with flexibility in pursuing its long-term business objectives. The primary specific reasons for the increase are:

     - Management expects that in the future it will pursue opportunities to obtain the capital Veridium needs in order to fully implement its business plan. A reserve of both common and preferred shares available for issuance from time-to-time will enable Veridium to entertain a broad variety of financing proposals.

     - As of January 1, 2006, the holders of the Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock will be entitled to convert those securities into a total of 72,187,280 shares of common stock. The additional authorized common stock is necessary to accommodate those conversions, should they occur.

     - Management may utilize the additional shares in connection with corporate acquisitions, joint venture arrangements, or for other corporate purposes, including the solicitation and compensation of key personnel. Veridium is not, at this time, engaged in negotiating or effecting any acquisitions or similar transactions.

     The amendment of the Certificate of Incorporation will increase the number of common shares available for issuance by the Board of Directors from to 3,444,917 to 203,444,917. The Board of Directors will be authorized to issue the additional common shares without having to obtain the approval of Veridium's shareholders. Delaware law requires that the Board use its reasonable business judgment to assure that Veridium obtains "fair value" when it issues shares. Nevertheless, the issuance of the additional shares would dilute the proportionate interest of current shareholders in Veridium. The issuance of the additional shares could also result in the dilution of the value of shares now outstanding, if the terms on which the shares were issued were less favorable than the current market value of Veridium common stock.

     The amendment of the Certificate of Incorporation is not being done for the purpose of impeding any takeover attempt, and Management is not aware of any person who is acquiring or plans to acquire control of Veridium. Nevertheless, the power of the Board of Directors to provide for the issuance of shares of common stock without shareholder approval has potential utility as a device to discourage or impede a takeover of Veridium. In the event that a non-negotiated takeover were attempted, the private placement of stock into "friendly" hands, for example, could make Veridium unattractive to the party seeking control of Veridium. This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.

                              No Dissenters Rights

     Under Delaware law, shareholders are not entitled to dissenters' rights with respect to the amendment of the Certificate of Incorporation to increase the authorized capital stock.

                                    * * * * *